UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

MobileIron, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36471	26-0866846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MobileIron, Inc.

415 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 919-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 9, 2015,  MobileIron, Inc. (the “Company”) entered into the Second Amendment to Lease (the “Lease Amendment”) with Renault & Handley Middlefield Road Joint Venture, as successor to Renault & Handley Employees Investment Company. The Lease Amendment amends that certain Lease, dated April 14, 2011, as amended (the “Lease”) for the Company’s headquarters at 415 East Middlefield Road, Mountain View, California 94043, covering approximately 25,430 square feet.

Pursuant to the Lease Amendment, the terms of the Company’s lease, which was set to expire on March 31, 2016, is extended through June 30, 2017. Additionally, beginning on April 1, 2016 the Company’s monthly rental rate will increase from the current monthly rental rate of $65,482.25 to $89,005.00 per month. This rate will continue in effect until April 1, 2017, when it will increase to $91,675.15 per month.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2015,  the Compensation Committee of the Board of Directors of the Company approved an amendment to the Participation Notice, as amended (the “Participation Notice”), of Simon Biddiscombe, Chief Financial Officer of the Company, pursuant to the Company’s Severance Benefit Plan. A copy of the Severance Benefit Plan and form of Participation Notice (the “Severance Plan”) was filed with the Company’s Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 4, 2015. Pursuant to Mr. Biddiscombe’s Participation Notice, if Mr. Biddiscombe is involuntarily terminated as an employee without Cause (as defined in the Severance Plan), absent a Change In Control (as defined in the Severance Plan), he will be entitled to receive (a) cash severance in in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings for twelve months after termination, and (b) payment of health insurance premiums for twelve months after termination pursuant to the Company’s group health insurance plans as provided pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to the extent such COBRA premiums exceed the costs previously paid by Mr. Biddiscombe for group health insurance coverage while employed by the Company. Mr. Biddiscombe’s Participation Notice remains unchanged in the case of a Change in Control Termination (as defined in the Severance Plan).

Item 9.01.Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description
10.1	Second Amendment to Lease, dated November 9, 2015, by and among the Company and Renault & Handley Middlefield Road Joint Venture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MobileIron, Inc.

Dated: November 12, 2015
	By:	/s/ Laurel Finch
Laurel Finch
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amendment to Lease, dated November 9, 2015, by and among the Company and Renault & Handley Middlefield Road Joint Venture.